SHARE EXCHANGE AGREEMENT

AGREEMENT dated as of August 30, 2006 by and between Sunburst Acquisitions VII, Inc., a Colorado corporation (hereinafter referred to as "Sunburst") and Max Concepts Limited and Noble Sense Consultants Limited, being the shareholders of Splendid Group Investments Limited, a British Virgin Islands corporation (hereinafter referred to as the "Splendid Shareholders").

WHEREAS, Splendid Group Investments Limited (“Splendid”) owns one hundred percent (100%) of the issued and outstanding capital stock of Guangzhou Junlian Correspondence Technology Co., Ltd., a corporation organized under the laws of the People’s Republic of China (“GJCT”); and

WHEREAS, the Splendid Shareholders own all of the issued and outstanding capital stock of Splendid; and

WHEREAS, the Splendid Shareholders desire to transfer the capital stock of Splendid to Sunburst and Sunburst desires to acquire the shares.

NOW, THEREFORE, it is agreed:

1.    Definitions. As used herein, the following terms shall have the meanings set forth below:

a.    “Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses or corporate existence of Sunburst, Splendid or GJCT.

b.    “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

2.    Share Exchange.

a.    On the Closing Date (defined herein), the Splendid Shareholders shall transfer and assign to Sunburst all of the issued and outstanding capital stock of Splendid. The Splendid Shareholders represent and warrant that upon delivery to Sunburst of certificates for said shares, all of the right, title and interest in said shares will be transferred to Sunburst free of Liens, claims and encumbrances.

b.    On the Closing Date, Sunburst shall issue to the Splendid Shareholders, from its authorized but unissued shares of common stock, a total of five million, nine hundred thirty five thousand (5,935,000) shares of common stock (the “Exchange Shares”). The Splendid Shareholders hereby represent that they have assigned to Zhang Jun Chuan their right to receive the Exchange Shares, and direct Sunburst to issue the certificates for the Exchange Shares directly to Mr, Zhang. Sunburst warrants that the common stock, when so issued, will be duly authorized, fully paid and non-assessable. Sunburst further warrants that, upon issuance of the Exchange Shares, there will be 9,720,000 shares of Sunburst common stock issued and outstanding, of which Mr. Zhang will own 95% and the other shareholders of Sunburst will own 5%.

c.    The parties intend that the exchange of shares described above shall qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code. The parties further intend that the issuance of the common stock and the preferred stock by Sunburst to the Splendid Shareholders shall be exempt from the provisions of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of said Act.

3.    Closing. The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of counsel for Sunburst simultaneous with the execution of this Agreement (the “Closing Date”).

4.    Warranties and Representations of Splendid Shareholders. In order to induce Sunburst to enter into this Agreement and to complete the transaction contemplated hereby, the Splendid Shareholders warrant and represent to Sunburst that:

a.    Organization and Standing - Splendid. Splendid is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has full power and authority to carry on its business as now conducted. The copy of the Articles of Association of Splendid previously delivered to Sunburst is true and complete as of the date hereof.

b.    Capitalization - Splendid. Splendid’s entire authorized capital stock consists of 100 shares of common stock, $1.00 par value, of which all 100 shares are issued and outstanding. There are no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Splendid or the Splendid Shareholders are bound, calling for the issuance of any additional equity securities of Splendid. All of the outstanding Splendid Common Shares have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any Applicable Law.

c.    Ownership of Splendid Shares. The Splendid Shareholders are the sole owners of the outstanding shares of Splendid Common Stock. By the transfer of the Splendid Common Stock to Sunburst pursuant to this Agreement, Sunburst will acquire good and marketable title to 100% of the capital stock of Splendid, free and clear of all Liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the Splendid Common Shares will not have been registered under the Securities Act of 1933, or any applicable state securities laws.

d.    Business Operations and Liabilities - Splendid. Splendid has conducted no business operations other than the acquisition of ownership of the capital stock of GJCT. Splendid has no liabilities other than liabilities incurred in the ordinary course that do not exceed $ 10,000 on the Closing Date.

e.    Organization and Standing - GJCT. GJCT is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China. GJCT has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

f.     Capitalization - GJCT. Except for the capital stock of GJCT that is owned by Splendid, there are no voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which GJCT or Splendid are bound, calling for the issuance of any additional equity securities of GJCT. All of the outstanding GJCT Common Shares have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable securities laws.

g.    Ownership of GJCT Shares. Splendid is the owner of one hundred percent (100%) the outstanding shares of GJCT Common Stock, free and clear of all Liens, encumbrances, and restrictions whatsoever.

h.    GJCT Financial Condition. The Splendid Shareholders have delivered to Sunburst the financial statements of GJCT for the period from Inception through June 30, 2006. Such financial statements present fairly in all material respects the financial condition of GJCT as of the date thereof.

i.     Governmental Consent. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other non-U.S., U.S., state, county, local or other foreign governmental authority, instrumentality, agency or commission is required by or with respect to Splendid or GJCT in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

j.     Taxes. Each of Splendid and GJCT has filed all tax returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns except for taxes being contested in good faith. There is no material claim for taxes that is a Lien against the property of Splendid or GJCT other than Liens for taxes not yet due and payable.

k.    Pending Actions. There are no material legal actions, lawsuits, proceedings or investigations pending or threatened, against or affecting Splendid, GJCT, or against GJCT’s Officers or Directors or the Splendid Shareholder that arose out of their operation of GJCT. Neither Splendid, GJCT, nor the Splendid Shareholders are subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a material adverse effect on the business of GJCT or Splendid.

l.     Ownership of Assets. GJCT has good, marketable title, without any Liens or encumbrances of any nature whatever, to all of the assets, properties and rights of every type and description, used in the operation of its business.

m.   No Debt Owed to Splendid Shareholders. Neither Splendid nor GJCT owes any money, securities, or property to the Splendid Shareholders or any affiliate of either or to any company controlled by or under common control with such a person, directly or indirectly.

n.    Intellectual Property And Intangible Assets.  To the knowledge of the Splendid Shareholders, GJCT has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business. GJCT has not received any written notice that the rights of any other person are violated by the use by GJCT of the intellectual property. None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of the Splendid Shareholders, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

o.    Validity of the Agreement. This Agreement has been duly executed by the Splendid Shareholders and constitutes their valid and binding obligation, enforceable in accordance with its terms except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, the Articles of Association of either Splendid or GJCT, or any material agreement or undertaking, oral or written, to which Splendid or GJCT or the Splendid Shareholders is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by GJCT can continue to be so conducted after completion of the transaction contemplated hereby.

p.    Compliance with Laws. GJCT's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. GJCT is not in violation of any law, ordinance or regulation of the People’s Republic of China or of any other jurisdiction. GJCT holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities necessary or proper for the current use, occupancy or operation of its business, all of which are now in full force and effect.

5.    Warranties and Representations of Sunburst. In order to induce the Splendid Shareholders to enter into this Agreement and to complete the transaction contemplated hereby, Sunburst warrants and represents to the Splendid Shareholders that:

a.    Organization and Standing. Sunburst is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has full power and authority to carry on its business as now conducted. The copies of the Certificate of Incorporation and Bylaws of Sunburst previously delivered to the Splendid Shareholder are true and complete as of the date hereof.

b.    Capitalization. Sunburst's entire authorized capital stock consists of 100,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, no par value. At the Closing, prior to the issuance of shares to the Splendid Shareholders, there will be 3,785,000 shares of Sunburst Common Stock issued and outstanding and no shares of Preferred Stock outstanding. At the Closing, there will be no other voting or equity securities outstanding, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Sunburst is bound, calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security.

c.    Corporate Records. All of Sunburst's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

d.    Sunburst Financial Condition. On the Closing Date Sunburst will have no assets and no liabilities of any kind or nature, fixed or contingent.

e.    Significant Agreements. At the Closing Sunburst will not be bound by any contract, agreement, lease, commitment, guarantee or arrangement of any kind.

f.     Taxes. Sunburst has filed all tax returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns except for taxes being contested in good faith. There is no material claim for taxes that is a Lien against the property of Sunburst other than Liens for taxes not yet due and payable.

g.    Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting Sunburst or against Sunburst’s former Officers or Directors that arose out of their operation of Sunburst. Sunburst is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

h.    Validity of the Agreement. All corporate and other proceedings required to be taken by Sunburst in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by Sunburst, and constitutes a valid and binding obligation of Sunburst, enforceable against it in accordance with its terms except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, Sunburst's Certificate of Incorporation or Bylaws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which Sunburst is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

i.     SEC Status. The common stock of Sunburst is registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934. Sunburst has filed all reports required by the applicable regulations of the SEC. All of the filings by Sunburst under the Exchange Act within the past four years were true, correct and complete in all material respects when filed, were not misleading and did not omit to state any material fact which was necessary to make the statements contained in such public filings not misleading in any material respect.

j.     Compliance with laws. Sunburst’s operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. Sunburst is not in violation of any Applicable Law.

6.    Deliveries at Closing

a.    At the Closing the Splendid Shareholders shall deliver to Sunburst certificates for the outstanding shares of Splendid duly endorsed for transfer to Sunburst.

b.    At the Closing, Sunburst shall deliver to the Splendid Shareholders the following:

A. Certificates for five million, nine hundred thirty five thousand (5,935,000) shares of Sunburst common stock in the name of Zhang Jun Chuan.

B. A certification signed by the Secretary of Sunburst attesting to the adoption and continuing effectiveness of resolutions of the Sunburst Board of Directors ratifying and approving this Agreement.

C. All books and records of Sunburst.

7.    Restriction on Resale. The Sunburst Common Shares to be issued by Sunburst to the Splendid Shareholders hereunder at the Closing will not be registered under the Securities Act of 1933, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of within the United States of America until: (i) a registration statement with respect to such securities is declared effective under the Securities Act of 1933, or (ii) Sunburst receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for Sunburst, that an exemption from the registration requirements of the Securities Act of 1933 is available.

The certificates representing the shares which are being issued to the Splendid Shareholder pursuant to this Agreement shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR SUNBURST ACQUISITIONS VII, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SUNBURST ACQUISITIONS VII, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

8.    Applicable Law.  This Agreement shall be governed by the laws of the State of Colorado, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

9.    Assignment; Binding Effect. This Agreement, including both its obligations and benefits, shall inure to the benefit of, and be binding on the respective permitted assigns, transferees and successors of the parties. This Agreement may not be assigned or transferred in whole or in part by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

10.     Counterparts. This Agreement may be executed in multiple facsimile counterparts. Each of the counterparts shall be deemed an original, and together they shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year written on the first page.

SUNBURST ACQUISITIONS VII, INC.		MAX CONCEPTS LIMITED

By:	/s/ Zhang Jun Chuan	By:	/s/ Zhang Jun Chuan
	Zhang Jun Chuan, Chief Executive Officer		Zhang Jun Chuan, Trustee

NOBLE SENSE CONSULTANTS LIMITED

By:	/s/ Yu Hong Tu
Yu Hong Tu, Trustee